Exhibit 99.1

United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06831

tel: 203 622 3131
fax: 203 622 6080

unitedrentals.com

Bradley S. Jacobs to Resign as Chairman of the Board of United Rentals

Company Files Preliminary Proxy Statement for Merger with Affiliates of Cerberus Capital Management

GREENWICH, Conn. — August 30, 2007 — United Rentals, Inc. (NYSE: URI) today announced that Bradley S. Jacobs, chairman of the board of directors, plans to step down as chairman and director, effective August 31, 2007. Mr. Jacobs has served as chairman since he co-founded United Rentals in 1997.

The company also announced that it has filed a preliminary proxy statement with the Securities and Exchange Commission relating to the previously announced definitive merger agreement under which the company is to be acquired by affiliates of Cerberus Capital Management, L.P. The merger, which was announced on July 23, 2007, is expected to close in the fourth quarter.

Mr. Jacobs said, “I’m grateful to the many people who contributed to the success of United Rentals over the past 10 years, and I’m confident that the company will continue to capitalize on the tremendous opportunities ahead of it.”

Michael J. Kneeland, chief executive officer of United Rentals, said, “I want to express our company’s warmest thanks and appreciation to Brad for his leadership over the last decade. I have no doubt that he will enjoy continued success in his future endeavors.”

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of over 690 rental locations in 48 states, 10 Canadian provinces and Mexico. The company’s more than 12,000 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent over 20,000 classes of rental equipment with a total original cost of $4.3 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at www.unitedrentals.com.

Certain statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those expected by any forward-looking statements. Factors that could cause actual results to differ from those expected, and therefore also could cause significant fluctuations in the price of our common stock, include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of, or a material change in the terms of, the merger agreement, (2) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (3) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger, (4) certain significant costs, fees and expenses related to the merger, such as legal and accounting fees, remain payable regardless of whether or not the proposed merger is consummated, (5) under certain circumstances, if the merger is not completed, we may be required to pay a termination (break-up) fee of up to $100,000,000, (6) weaker or unfavorable economic or industry conditions can reduce demand and prices for our products and services, (7) non-residential construction spending or governmental funding for infrastructure and other construction projects may not reach expected levels, (8) we may not always have access to capital at desirable rates for our businesses or growth plans, (9) any companies we acquire could have undiscovered liabilities, may strain our management capabilities or may be difficult to integrate, (10) rates we can charge may be less than anticipated, or costs we incur may be more than anticipated, (11) we are subject to an ongoing inquiry by the SEC, and there can be no assurance as to its outcome, or any other potential consequences thereof for us, and (12) we may incur additional significant costs and expenses in connection with the SEC inquiry, the class action lawsuits and derivative actions that were filed in light of the SEC inquiry, the U.S. Attorney’s Office requests for information, or other litigation, regulatory or investigatory matters related to the SEC inquiry, the proposed merger or otherwise. For a fuller description of these and other possible uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2006, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed merger, United Rentals will file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. United Rentals security holders and other interested parties will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents (when available) by directing a request by mail to the company at Five Greenwich Office Park, Greenwich, CT 06831, or by telephone to (203) 622-3131, or from the United Rentals website at www.unitedrentals.com.

United Rentals and its directors and officers may be deemed to be participants in the solicitation of proxies from United Rentals stockholders with respect to the merger. Information about United Rentals directors and officers and their ownership of United Rentals common stock and other securities is set forth in the United Rentals proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the definitive proxy statement relating to the merger when it becomes available.

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Contact:

Fred Bratman
Hyde Park Financial Communications
(203) 618-7318
Cell: (917) 847-4507
fbratman@hydeparkfin.com